The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(7)
 Registration No. 333-267376
Subject to completion, dated February 8, 2023
Preliminary Prospectus Supplement
(To Prospectus dated September 12, 2022)

NAPCO SECURITY TECHNOLOGIES, INC.
Shares of Common Stock
The selling stockholders identified in this prospectus supplement are offering an aggregate of          shares of our common stock, $0.01 par value per share, pursuant to this prospectus supplement and the accompanying prospectus. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will not receive any proceeds from the sale of shares in this offering. We will bear all other costs, fees and expenses incurred by us in effecting the registration of the shares covered by this prospectus supplement, including all registration and filing fees and fees and expenses of our counsel and auditors.
Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”), under the symbol “NSSC.” On February 7, 2023, the closing sale price of our common stock on NASDAQ was $35.58 per share.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 4 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
	Per Share	Total
Public offering price	$	$
Underwriting discount and commissions(1)	$	$
Proceeds, before expenses, to the selling stockholders	$	$

(1)
See “Underwriters” for a description of the compensation payable to the underwriters.

The selling stockholders have granted the underwriters an option to purchase up to an additional         shares of common stock at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
We expect that delivery of the shares of common stock will be made to investors in book-entry form through The Depository Trust Company on or about February   , 2023.
Joint Book Running Managers
Needham & Company                 William Blair
Prospectus Supplement dated                 , 2023

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated September 12, 2022 including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Documents by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
We have not, and the selling stockholders and any underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we prepare or distribute. We, the selling stockholders and any underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus and any sale of shares of our common stock.
When used in this prospectus supplement and the accompanying prospectus, the terms the “Company,” “we,” “our” and “us” refer to NAPCO Security Technologies, Inc. and its subsidiaries, unless otherwise specified or the context otherwise requires.

PROSPECTUS SUPPLEMENT SUMMARY
Overview
NAPCO is one of the leading manufacturers and designers of high-tech electronic security devices, as well as a leading provider of school safety solutions. We offer a diversified array of security products, encompassing access control systems, door-locking products, intrusion and fire alarm systems and video surveillance products. These products are used for commercial, residential, institutional, industrial and governmental applications, and are sold worldwide principally to independent distributors, dealers and installers of security equipment. We have experienced significant growth in recent years, primarily driven by fast growing recurring service revenues generated from wireless communication services for intrusion and fire alarm systems, as well as our school security products that are designed to meet the increasing needs to enhance school security as a result of on-campus shooting and violence in the U.S.
Since 1969, we have established a heritage and proven record in the professional security community for reliably delivering both advanced technology and high quality security solutions, building many of the industry’s best-known brands, such as NAPCO Security Systems, Alarm Lock, Continental Access, Marks USA, and other popular product lines: including Gemini and F64-Series hardwire/wireless intrusion systems and iSee Video internet video solutions. We are also dedicated to developing innovative technology and producing the next generation of reliable security solutions that utilize remote communications and wireless networks, including our StarLink, iBridge, and more recently the iSecure product lines. Today, millions of businesses, institutions, homes, and people around the globe are protected by products from the NAPCO Group of Companies. We participate in large and growing markets with significant opportunities. The North American market for commercial security is projected to grow from approximately $83.5 billion in 2021 to $121.4 billion in 2026, according to Technavio. According to Maximize Market Research, the global market for school security is projected to grow from approximately $1.5 billion in 2020 to $3.1 billion in 2027. In addition, the U.S. residential security market is projected to grow from approximately $5.0 billion in 2021 to $9.0 billion in 2026, according to Statista.
Recent Development and Summary Financial Results
We recently disclosed financial results for the three and six months ended December 31, 2022. Recurring service revenue for the three months ended December 31, 2022 increased 35% to $14.9 million as compared to $11.0 million for the same period last year. Recurring service revenue had a prospective annual run rate of approximately $59.0 million based on January 2023 recurring revenues. Gross margin for recurring service revenue for the quarter was 89% as compared to 87% for the same period last year.
Use of Non-GAAP Financial Measures
To supplement our financial information presented in accordance with U.S. GAAP, we disclose certain “non-GAAP financial measures,” in this prospectus supplement for our historical performance, including EBITDA, non-GAAP operating income and Adjusted EBITDA. We define EBITDA as GAAP net income (loss) plus income tax expense (benefit), net interest expense and depreciation and amortization expense. Non-GAAP operating income excludes impairment of goodwill, amortization of intangibles, restructuring charges, stock-based compensation expense and other infrequent or unusual charges. We define Adjusted EBITDA as GAAP net income plus income tax expense, net interest expense, non-cash stock-based expense, non-recurring legal expense and depreciation and amortization expense.
We believe that these historical non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. The presentation of this information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this prospectus supplement, such as non-GAAP operating income and Adjusted EBITDA, do not have a standardized meaning across the market. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables below.
Historical results are not necessarily indicative of the results that may be expected in the future and results for the three and six months ended December 31, 2022 are not necessarily indicative of results to be expected for the full fiscal year. Readers are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures. In addition, you should read this data together with the consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and the Quarterly Reports on Form 10-Q for the three months ended September 30, 2022 and December 31, 2022, each incorporated by reference into this prospectus supplement.
The following table sets forth certain unaudited financial information including non-GAAP financial measures for the fiscal years ended June 30, 2020, 2021, and 2022, and the 12-month period ended December 31, 2022:
	12 months ended
	2020	June 30, 2021	2022	December 31, 2022
Net income (GAAP)	7,795	15,413	19,599	25,658
Add back provision for income taxes	2,261	2,514	2,247	3,529
Add back other (income) expense	9	5	(3,621)	274
Operating Income (GAAP)	10,065	17,932	18,225	29,461
Adjustments for non-GAAP measures of performance:
Add back stock-based compensation expense	583	435	1,649	1,117
Add back non-recurring legal expenses	—	—	981	1,171
Add back impairment of Goodwill and Other intangibles	1,852	—	—	—
Adjusted non-GAAP operating income	12,500	18,367	20,855	31,749
Add back depreciation and other amortization	1,232	1,271	1,380	1,439
Add back amortization of acquisition-related intangibles	264	425	391	376
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization)	13,996	20,063	22,626	33,564
Adjusted EBITDA per Diluted Share	0.38	0.55	0.61	0.91
Weighted average number of Diluted Shares outstanding	36,986,000	36,808,000	36,867,000	36,927,000

The following table sets forth certain unaudited financial information, including non-GAAP financial measures, for the three and six months ended December 31, 2022 and 2021:
	3 months ended December 31,		6 months ended December 31,
	2022	2021	2022	2021
Net income (GAAP)	$8,446	$1,037	$14,848	$8,789
Add back provision for income taxes	1,177	291	1,921	639
Add back interest (income) expense, net	(187)	(58)	(84)	(3,979)
Operating Income (GAAP)	9,436	1,270	16,685	5,449
Adjustments for non-GAAP measures of performance:
Add back amortization of acquisition-related intangibles	91	98	181	196
Add back stock-based compensation expense	335	1,255	812	1,344
Add back non-recurring legal expenses	55	131	190	131
Adjusted non-GAAP operating income	9,917	2,754	17,868	7,120
Add back depreciation and other amortization	380	348	747	688
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization)	$10,297	$3,102	$18,615	$7,808
Adjusted EBITDA per Diluted Share	$0.28	$0.08	$0.50	$0.21
Weighted average number of Diluted Shares outstanding	36,997,000	36,898,000	36,957,000	36,877,000
Corporation Information
Our principal executive offices are located at 333 Bayview Ave, Amityville NY 11701. Our telephone number is (631) 842-9400. Our website is www.napcosecurity.com. The information on, accessible from or hyperlinked to, our website (other than the SEC filings expressly incorporated herein under “Where You Can Find More Information”) is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING
Common stock offered by the selling stockholders
         shares of common stock (or         shares of common stock if the underwriters’ option to purchase additional shares is exercised in full). The shares are offered and sold by the selling stockholders identified in this prospectus. See “Selling Stockholders” on page S-9 of this prospectus supplement.
We will not be selling any shares of common stock in this offering, therefore the offering will not result in any dilution of equity ownership to our existing stockholders.
Option to purchase additional shares of common stock
The selling stockholders have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional         shares of their common stock.
Total number of shares outstanding prior to the offering
36,745,718 shares of common stock. The number of shares of common stock outstanding will not change as a result of this offering (or if the underwriters’ option is exercised in full).
Use of proceeds
We will not receive any proceeds from the sale of shares in this offering.
NASDAQ Symbol
“NSSC”
Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” in this prospectus supplement and the sections captioned “Risk Factors” contained in our filings that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
The number of shares of common stock outstanding prior to the offering is based on 36,745,718 shares of our common stock outstanding as of December 31, 2022, and excludes:
•
704,780 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2022, with a weighted-average exercise price of $18.58 per share;

•
950,000 additional shares of our common stock reserved for future issuance upon the exercise of options granted under our 2022 Employee Stock Option Plan; and

•
48,100 additional shares of our common stock reserved for future issuance upon the exercise of options granted under our 2020 Non-employee Stock Option Plan.

Unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of common stock and no exercise of outstanding stock options subsequent to December 31, 2022.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus, including the risk factors set forth in the documents and reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated by reference herein, such as the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the SEC, which are incorporated by reference in this prospectus, before purchasing our common stock. If any of these risks actually occurs, our business, financial condition or results of operations would likely suffer, possibly materially. In that case, the trading price of our common stock could fall, and you may lose all or part of the money you paid to buy our common stock.
Risks Related to Ownership of Our Common Stock
Sales of a substantial number of shares of our common stock in the public market could cause our market price to decline.
Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales, particularly sales by our directors, executive officers, and significant stockholders, may have on the prevailing market price of our common stock. Additionally, the shares of common stock subject to outstanding options under our equity incentive plans and the shares reserved for future issuance under our equity incentive plans, as well as shares issuable upon vesting of restricted stock awards, will become eligible for sale in the public market in the future, subject to certain legal and contractual limitations.
Upon consummation of this offering, Mr. Soloway, members of management and certain directors will continue to own a significant portion of our outstanding voting stock and exert significant influence over our business and affairs.
Upon completion of this offering, Richard L. Soloway, our Chief Executive Officer, members of management and our board of directors (“Board”) are expected to beneficially own approximately     % of our common stock (or    % if the underwriters’ option is exercised in full). Their significant ownership will, for the foreseeable future, enable them to control our management and affairs, and most matters requiring stockholder approval, including the election of directors, financing activities, a merger or sale of our assets and other significant corporate transactions. They may, in their discretion, elect to exercise these or similar rights at any time. Furthermore, the Company has established a staggered Board where the election of only one class of directors can be held at each annual meeting. This concentration of ownership, as well as a staggered or classified Board, could have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could materially adversely affect our stock price and may prevent attempts by our stockholders to replace or remove our Board or management.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents we incorporate by reference and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated in this prospectus supplement, the accompany prospectus, the documents we incorporate by reference and any free writing prospectus that we have authorized for use in connection with this offering regarding our strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” “schedule,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may be beyond our control, and which may cause our actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” of this prospectus supplement and under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on August 29, 2022 and in our other filings that are incorporated by reference in this prospectus supplement and the accompanying prospectus. These factors and the other cautionary statements made in this prospectus and the documents we incorporate by reference should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement and the documents we incorporate by reference. In addition, any forward-looking statements represent our estimates only as of the date that this prospectus supplement is filed with the SEC and should not be relied upon as representing our estimates as of any subsequent date. We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

USE OF PROCEEDS
We will not be selling any shares of common stock in this offering and will not receive any proceeds from the sale of the shares offered pursuant to this prospectus supplement. The selling stockholders will receive all of the proceeds from the sale of the shares of common stock offered by this prospectus supplement. For information about the selling stockholders, see “Selling Stockholders.”
Because we will not be selling any shares of common stock in this offering, the offering will not result in any dilution of equity ownership to existing stockholders.
The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred by us in effecting the registration of the shares covered by this prospectus supplement, including all registration and filing fees and fees and expenses of our counsel and auditors.

SELLING STOCKHOLDERS
The following table sets forth information as of February 1, 2023 with respect to the ownership of our common stock by the selling stockholders. The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Percentage computations are based on 36,745,718 shares of our common stock outstanding as of December 31, 2022.
The address of each selling stockholder listed below is c/o the Company, 333 Bayview Avenue, Amityville, NY 11701.
Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Common Stock Being Offered	Shares Beneficially Owned After Offering		Shares Beneficially Owned Upon the Underwriters’ Option Being Exercised in Full(3)
	Shares	Percentage		Shares	Percentage	Shares	Percentage
Richard L. Soloway	6,072,810(1)	16.5%
Kevin S. Buchel	269,429(2)	*

*
Less than 1%.

(1)
Includes 76,800 shares of common stock issuable within 60 days of February 1, 2023 upon exercise of stock options held by Mr. Soloway and excludes 36,862 shares of common stock beneficially owned by Donna Soloway, who is a director of the Company and spouse of Mr. Soloway.

(2)
Includes 69,600 shares of common stock issuable within 60 days of February 1, 2023 upon exercise of stock options held by Mr. Buchel.

(3)
Assuming the full exercise of the option granted by the selling stockholders to the underwriters to purchase up to an additional           shares of their common stock.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below have severally agreed to purchase, and the selling stockholders have agreed to sell to them, severally, the number of shares indicated below:
Underwriter	Number of Shares
Needham & Company, LLC
William Blair & Company, L.L.C.
Total
The underwriters are collectively referred to as the “underwriters.” Needham & Company, LLC and William Blair & Company, L.L.C. are acting as joint bookrunners and representatives of the several underwriters with respect to this offering. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the shares of our common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $      per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table summarizes the underwriting discounts and commissions that the selling stockholders will pay to the underwriters. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to the selling stockholders for the shares of our common stock.
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by the selling stockholders	$	$	$
Proceeds, before expenses, to the selling stockholders	$	$	$
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $250,000.
Option to Purchase Additional Shares
The selling stockholders have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to            additional shares of our common stock at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.
Lock-Up Agreements
We, the selling stockholders and certain of our directors and executive officers have agreed that, without the prior written consent of Needham & Company, LLC and William Blair & Company, L.L.C. on

behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 180 days for Mr. Soloway, and 90 days for other directors and officers and us, after the date of this prospectus supplement (the “restricted period”):
•
issue, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of any shares of our common stock, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any shares of common stock held or acquired or that may be deemed to be beneficially owned by such persons during the restricted period (the “lock-up securities”);

•
exercise or seek to exercise or effectuate in any manner any rights to require the Company to register any lock-up securities;

•
participate as a selling securityholder in any manner in any registration of lock-up securities effected by us, except with respect to the lock-up securities registered under the registration statement in connection with this offering, during the restricted period;

•
engage in any hedging, collar or other transaction that is designed to or reasonably expected to lead to or result in a disposition of lock-up shares during the restricted period; or

•
with respect to us, file or cause to be filed a registration statement for the offer and sale of any lock-up securities.

The lock-up restrictions described in the immediately preceding paragraph applicable to us are subject to certain exceptions, including:
•
the sale of the shares in this offering;

•
filing a registration statement on Form S-8 relating to our employee benefit plans; or

•
the issuance of shares of our common stock, stock options, restricted stock units or equity equity awards pursuant to employee benefit plans, qualified stock option plans or other director or employee compensation plans in effect on the date of this prospectus supplement and disclosed in the prospectus or registration statement of which this prospectus supplement forms a part or the issuance of shares of our common stock upon the exercise or settlement of any options or restricted stock units granted under such plans;

The lock-up restrictions applicable to the selling stockholders and our directors and executive officers are subject to certain exceptions, including:
(1)
disposition or transfer of lock-up securities to a family member, trust or entity in which more than fifty percent of the voting interests are owned by such person or such person’s immediate family members;

(2)
any bona fide gift;

(3)
any disposition or transfer by will or intestate succession;

(4)
any disposition or transfer by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement;

(5)
any transfer of lock-up securities solely to cover applicable withholding taxes due upon the vesting of stock-based awards;

(6)
the conversion or exchange of convertible or exchangeable outstanding lock-up securities so long as the underlying securities remain subject to the applicable lock-up agreement;

(7)
the forfeiture or surrender to the Company of lock-up securities for failure to achieve vesting requirements associated with such lock-up securities;

(8)
dispositions of lock-up securities or the retention of lock-up securities by the Company to satisfy tax withholding obligations in connection with the exercise of options to purchase shares or vesting of restricted stock units;

(9)
the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of lock-up securities; provided that (i) such plan does not provide for the transfer of lock-up securities during the restricted period and (ii) to the extent a public disclosure or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the party to the lock-up agreement or us regarding the establishment, amendment or modification of such trading plan, such disclosure or filing shall include a statement to the effect that no transfer of shares of our common stock may be made under such 10b5-1 Plan during the restricted period;

(10)
the disposition or transfer of lock-up securities pursuant to trading plans under Rule 10b5-1 in effect as of the date of this prospectus supplement and that have not been amended;

(11)
any disposition or transfer of lock-up securities pursuant to a third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company;

(12)
with the prior written consent of the Company, the disposition or transfer of up to an aggregate of 50,000 shares of common stock of the Company duing the restricted period by officers, directors and all other persons who are parties to similar letter agreements with the underwriters; or

(13)
any disposition or transfer of lock-up securities in connection with this offering provided, however, that
•
in the case of the immediately preceding clauses (1), (2) or (3), such transfer or other disposition shall not involve a disposition for value;

•
in the case of the immediately preceding clauses (1), (2), (3) or (4), the recipient agrees to be bound in writing by the terms of a lock-up agreement for the remainder of the restricted period prior to such transfer;

•
in the case of the immediately preceding clauses (1) or (2), no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than required filings under Section 16(a) and Section 13(d) or 13(g) of the Exchange Act and any other filings, in each case, made after the expiration of the restricted period); and

•
in the case of the immediately preceding clauses (3), (4), (5), (6), (7), (8), (10) or (12), it shall be a condition to such transfer that no public filing, report or announcement shall be made and if any such filing or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock in connection with such transfer or distribution shall be legally required during the restricted period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer and the lock-up securities will be subject to a lock-up agreement with Needham & Company, LLC and William Blair & Company, L.L.C.

Needham & Company, LLC and William Blair & Company, L.L.C., at their discretion, may release the common stock and other lock-up securities subject to the lock-up restrictions described above in whole or in part at any time.
Indemnification
Pursuant to the terms of the underwriting agreement, we, the selling stockholders and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
Stabilization and Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with the offering, the underwriters and selling group members may engage in passive market making transactions in the common stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of our common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must be lowered when specified purchase limits are exceeded.
Electronic Distribution
A prospectus supplement in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.
Other than the prospectus supplement in electronic format, the information on any underwriter’s or selling group member’s website and any information contained in any other website maintained by an underwriter or a selling group member is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or any underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.
Listing on NASDAQ
Our common stock is listed on The Nasdaq Global Select Market under the symbol “NSSC.”

Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include investment banking, equity research institutions, sales and trading and asset management. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas, and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.
Selling Restrictions
This prospectus supplement does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so, or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of our common stock or possession or distribution of this prospectus supplement or any other offering or publicity material relating to the shares of our common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the underwriters have undertaken that they will not, directly or indirectly, offer or sell any shares of our common stock or have in its possession, distribute, or publish any prospectus, form of application, advertisement, or other document or information in any country or jurisdiction except under circumstances that will, to the best of their knowledge and belief, result in compliance with any applicable laws and regulations, and all offers and sales of shares of our common stock by them will be made on the same terms.
European Economic Area
In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares of our common stock has been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of shares of our common stock at any time under the following exemptions under the Prospectus Regulation:
•
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person located in a Relevant State to whom any offer of shares is made or who receives any communication in respect of any offer of shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Company that

(1) it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Regulation, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the underwriters have been given to the offer or resale; or where shares have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Regulation as having been made to such persons.
For the purposes of this representation and the provision above, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
In relation to the United Kingdom, no shares of our common stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of our common stock that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation); or

(c)
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (“FSMA”);

provided that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer of shares of common stock to the public” in relation to any shares of common stock in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
We have not authorized and do not authorize the making of any offer of shares of common stock through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares of common stock as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares of common stock, other than the underwriters, is authorized to make any further offer of the shares on behalf of us or the underwriters.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Canada
Shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendments thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and may supersede information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.
We incorporate by reference in this prospectus supplement and the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus is a part the documents and portions of documents listed below and any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such item unless such Form 8-K expressly provides to the contrary) made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules):
•
our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on August 29, 2022; and

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2022 and December 31, 2022, filed with the SEC on November 7, 2022 and February 6, 2023;

•
our definitive proxy statement on Schedule 14A filed with the SEC on October 31, 2022; and

•
our Current Reports on Form 8-K filed with the SEC on December 6, 2022 and February 2, 2023.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at http://www.napcosecurity.com, or by writing or calling us at the following address and telephone number: NAPCO Security Technologies, Inc., Chief Financial Officer, 333 Bayview Avenue, Amityville, New York 11701, telephone number (631) 842-9400. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION
The registration statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.
In addition, we file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public from the SEC’s website at http://www.sec.gov. To receive copies of public records not posted to the SEC’s website at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.
We also make available free of charge on our website, http://www.napcosecurity.com, under “Investors/SEC Filings,” all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
LEGAL MATTERS
The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Palo Alto, California. Goodwin Procter LLP, Redwood City, California, is representing the underwriters in connection with this offering. Certilman Balin Adler & Hyman, LLP, East Meadow, New York, is representing the selling stockholders in connection with this offering.
EXPERTS
Baker Tilly US, LLP, independent registered public accounting firm, has audited our consolidated financial statements, including the consolidated balance sheets as of June 30, 2022 and 2021, and the related consolidated statements of income, stockholders’ equity, and cash flows and related notes included in our Annual Report on Form 10-K for the three years ended June 30, 2022 and the effectiveness of our internal control over financial reporting as of June 30, 2022 (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses), as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Baker Tilly US, LLP’s report, given on their authority as experts in accounting and auditing.

PROSPECTUS
NAPCO SECURITY TECHNOLOGIES, INC.
3,830,449 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 3,830,449 shares of our common stock, $0.01 par value per share, by the selling stockholders identified in this prospectus or in supplements to this prospectus. The selling stockholders may offer and sell shares of our common stock held by them directly or through underwriters, agents or broker-dealers, in amounts, at prices and on terms that will be determined at the time of the offer and sale. For more information, see “Plan of Distribution.”
This prospectus relates solely to sales of our common stock by the selling stockholders identified in this prospectus. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of the common stock by the selling stockholders.
This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. Each time securities are offered pursuant to this prospectus, we may provide a prospectus supplement and attach it to this prospectus. Any prospectus supplement will contain specific information about the terms of the offering and the offered securities and may also add, update or change the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our common stock.
The shares of our common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus and any accompanying prospectus supplement may be offered by the selling stockholders directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.
Our common stock is listed on the NASDAQ Global Market (“NASDAQ”), under the symbol “NSSC.” On September 9, 2022, the closing sale price of our common stock on NASDAQ was $31.03 per share. You are urged to obtain current market quotations for our common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities. See “Where You Can Find More Information.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 12, 2022

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders over time may offer and sell shares of our common stock in one or more offerings or resales. This prospectus provides you with a general description of the shares of common stock the selling stockholders may offer. Under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling stockholders. Any prospectus supplement and any free writing prospectus may also add to, update, supplement or clarify information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.
The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
We have not, and the selling stockholders and any underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we prepare or distribute. We, the selling stockholders and any underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any accompanying prospectus supplement in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus and any sale of shares of our common stock.
When used in this prospectus, the terms the “Company,” “we,” “our” and “us” refer to NAPCO Security Technologies, Inc. and its subsidiaries, unless otherwise specified or the context otherwise requires.

PROSPECTUS SUMMARY
Overview
NAPCO is one of the leading manufacturers and designers of high-tech electronic security devices, as well as a leading provider of school safety solutions. We offer a diversified array of security products, encompassing access control systems, door-locking products, intrusion and fire alarm systems and video surveillance products. These products are used for commercial, residential, institutional, industrial and governmental applications, and are sold worldwide principally to independent distributors, dealers and installers of security equipment. We have experienced significant growth in recent years, primarily driven by fast growing recurring service revenues generated from wireless communication services for intrusion and fire alarm systems, as well as our school security products that are designed to meet the increasing needs to enhance school security as a result of on-campus shooting and violence in the U.S.
Since 1969, NAPCO has established a heritage and proven record in the professional security community for reliably delivering both advanced technology and high quality security solutions, building many of the industry’s best-known brands, such as NAPCO Security Systems, Alarm Lock, Continental Access, Marks USA, and other popular product lines: including Gemini and F64-Series hardwire/wireless intrusion systems and iSee Video internet video solutions. We are also dedicated to developing innovative technology and producing the next generation of reliable security solutions that utilize remote communications and wireless networks, including our StarLink, iBridge, and more recently the iSecure product lines. Today, millions of businesses, institutions, homes, and people around the globe are protected by products from the NAPCO Group of Companies.
Corporation Information
Our principal executive offices are located at 333 Bayview Ave, Amityville NY 11701. Our telephone number is (631) 842-9400. Our website is www.napcosecurity.com. The information on, accessible from or hyperlinked to, our website (other than the SEC filings expressly incorporated herein under “Where You Can Find More Information”) is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

THE OFFERING
Common stock offered by the selling stockholders
3,830,449 shares of common stock. The shares are offered and sold by the selling stockholders identified in this prospectus. See “Selling Stockholders” on page 6 of this prospectus.
We will not be selling any shares of common stock in this offering, therefore the offering will not result in any dilution of equity ownership to existing stockholders. In addition, we believe that sales of shares by the selling stockholders will have the effect of increasing the public float of the Company’s common stock, which may have a positive impact on trading volume and liquidity of our shares in the public market.

Total number of shares outstanding prior to the offering	36,734,482 shares of common stock. The number of shares of common stock outstanding will not change as a result of this offering.
Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.
NASDAQ Symbol	“NSSC”

RISK FACTORS
Investing in the securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in or incorporated by reference in this prospectus and any prospectus supplement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to risks and uncertainties. All statements other than statements of historical fact included in this prospectus and any prospectus supplement are forward-looking statements (including statements found in documents incorporated herein by reference, to the extent applicable). Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “target,” “should,” “could,” “potential,” “opportunity,” “goal” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including those contained under “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2022, which is incorporated in this prospectus by reference (and in any of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for subsequent periods and in our other filings with the SEC.
We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the sections entitled under “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2022 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended June 30, 2022 (and in any of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for subsequent periods and in our other filings with the SEC). All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other filings with the SEC and public communications.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included or incorporated by reference in this prospectus and any prospectus supplement are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events, changes in assumptions or otherwise, except as otherwise required under federal securities laws and the rules and regulations of the SEC.

USE OF PROCEEDS
The selling stockholders will receive all of the net proceeds from the sale of shares of our common stock offered pursuant to this prospectus. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. For information about the selling stockholders, see “Selling Stockholders.” Accordingly, we do not believe that the offering will cause any dilution to existing stockholders.
The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDERS
This prospectus covers 3,830,449 shares of our common stock that may be offered for resale by the selling stockholders, as set forth in the table below, in the manner contemplated under the section titled “Plan of Distribution” in this prospectus. The shares covered by this prospectus may be offered from time to time by the selling stockholders.
The following table sets forth information as of September 1, 2022 with respect to the ownership of our common stock by the selling stockholders. The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Percentage computations are based on 36,734,482 shares of our common stock outstanding as of September 1, 2022.
Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus or a post-effective amendment to the registration statement to which this prospectus relates if and when necessary. The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of their shares since the date as of which the information is presented in the table below.
The address of each selling stockholder listed below is c/o the Company, 333 Bayview Avenue, Amityville, NY 11701.
Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Common Stock Being Offered	Shares Beneficially Owned After Offering
	Shares	Percentage(1)		Shares	Percentage
Richard L. Soloway	7,343,052(2)	19.9%	3,671,526	3,671,526	10.0%
Kevin S. Buchel	317,846(3)	*	158,923	158,923	*

*
Less than 1%.

(1)
Based on 36,734,482 shares of our common stock outstanding on September 1, 2022.

(2)
Includes 75,600 shares of common stock issuable within 60 days of the date of this prospectus upon exercise of stock options held by Mr. Soloway and excludes 7,862 shares of common stock beneficially owned by Donna Soloway, who is a director of the Company and spouse of Mr. Soloway.

(3)
Includes 65,040 shares of common stock issuable within 60 days of the date of this prospectus upon exercise of stock held by Mr. Buchel.

PLAN OF DISTRIBUTION
The selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. Selling stockholders may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. Selling stockholders may distribute securities from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
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the name or names of the underwriters, dealers or agents, if any;

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the name or names of the selling stockholders, if any;

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the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

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any over-allotment or other options under which underwriters may purchase additional securities from us or any selling stockholders;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and;

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any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities. If a dealer is used in the sale of securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.
The selling stockholders may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

The selling stockholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.
The selling stockholders may be deemed to be an underwriter under the Securities Act in connection with the securities it resells and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling stockholders is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.
Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional securities or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF CAPITAL STOCK
The description of our capital stock is incorporated by reference to Exhibit 4.10 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on August 29, 2022.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions until we sell all of the securities:
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our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on August 29, 2022;

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.
Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: NAPCO Security Technologies, Inc., Chief Financial Officer, 333 Bayview Avenue, Amityville, New York 11701, telephone number (631) 842-9400.
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.napcosecurity.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public from the SEC’s website at http://www.sec.gov. We also make available free of charge on our website, http://www.napcosecurity.com, under “Investors/SEC Filings,” all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with SEC rules and regulations. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraphs.
LEGAL MATTERS
The validity of the shares offered by this prospectus has been passed upon by Morgan, Lewis & Bockius LLP, Palo Alto, California. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
Baker Tilly US, LLP, independent registered public accounting firm, has audited our consolidated financial statements, including the consolidated balance sheets as of June 30, 2022 and 2021, and the related consolidated statements of income, stockholders’ equity, and cash flows and related notes included in our Annual Report on Form 10-K for the three years ended June 30, 2022 and the effectiveness of our internal control over financial reporting as of June 30, 2022 (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses), as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Baker Tilly US, LLP’s report, given on their authority as experts in accounting and auditing.

             Shares of Common Stock
NAPCO SECURITY TECHNOLOGIES, INC.
PROSPECTUS SUPPLEMENT
Joint Book Running Managers
Needham & CompanyWilliam Blair
           , 2023